UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                June 30, 2016

     CAVENDISH FUTURES FUND LLC
 (Exact name of registrant as specified in its charter)

Delaware	000-25213	90-0887130
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o UBS Alternatives LLC
1285 Avenue of the Americas, 20th Floor
New York, NY 10019
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                                                     (212) 713-3234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.
The registrant and the master fund through which it invests, Sydling WNT Master Fund (the “Master Fund”), intend to amend and restate certain agreements.  The purpose of the amendments is to implement and reflect an expense neutral change in the fees paid to certain service providers to the registrant and the Master Fund.  The brokerage fee previously paid to UBS Securities LLC will be eliminated.  The registrant will pay an ongoing selling agent fee to UBS Financial Services Inc. (“UBS Financial Services”) at the same rate as the previous brokerage fee.
Effective June 30, 2016, the registrant entered into an amended and restated alternative investment selling agent agreement (the “Selling Agreement”) with UBS Financial Services.  Pursuant to the Selling Agreement, UBS Financial Services shall receive a monthly selling agent fee in lieu of the brokerage fee previously paid to an affiliate.  Previously, there was no selling agent fee paid to UBS Financial Services or any other selling agents of the registrant.  Additionally, UBS Financial Services will compensate its properly registered financial advisors and accounts executives.
The Selling Agreement is filed herewith as Exhibit 10.2.
Item 9.01          Financial Statements and Exhibits.
Exhibit No.	Description
10.2	Amended and Restated Alternative Investment Selling Agent Agreement, dated as of June 30, 2016 between UBS Financial Services and the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVENDISH FUTURES FUND LLC

By: Sydling Futures Management LLC

By /s/ Jerry Pascucci
Jerry Pascucci
President and Director

Date:  July 12, 2016